Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166258) of Chatham Lodging Trust of our report dated October 19, 2010 relating to the financial statements of Holtsville Hotel Group, LLC, which appears in the Current Report on Form 8-K/A of Chatham Lodging Trust dated October 19, 2010.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
October 19, 2010
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